Exhibit 99.1

January 17, 2012	Contact: Yvonne Gill 570-724-0247 yvonneg@cnbankpa.com

C&N ANNOUNCES ANNUAL AND FOURTH QUARTER 2011 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the fourth quarter 2011 and for the year ended December 31, 2011.

For the year ended December 31, 2011, net income available to common shareholders was $23,368,000, or $1.92 per basic and diluted share, up 32.4% over net income per share of $1.45 in 2010.  In the fourth quarter 2011, net income of $6,141,000, or $0.51 per share, was up 4.1% as compared to net income per share of $0.49 in the third quarter 2011 and 27.5% higher than net income per share of $0.40 in the fourth quarter 2010.

Some of the more significant fluctuations in the components of annual earnings are as follows:

•
Net interest income was $4,831,000 (11.3%) higher in 2011than 2010.  The improvement in 2011 has resulted from several factors, including reductions in cost of funds, reduction in outstanding borrowings and lower balances maintained in overnight investment with the Federal Reserve and other banks.  In 2011, net interest income includes the benefit of accretion of $826,000 from the offset of a previous write-down on a security, with a corresponding benefit of $83,000 recorded in 2010.

•
The provision for loan losses was a credit (reduction in expense) of $285,000, as compared to a provision of $1,191,000 in 2010.  The credit for loan losses in 2011 resulted, in part, from a reduction in loans outstanding, as the general component of the allowance for loan losses was reduced.  Further, in recent years, C&N has experienced a limited amount of loan-related credit problems, as compared to averages for comparable-sized peer banks.

•
Total noninterest revenue was $13,938,000 in 2011, up $100,000 over 2010, despite an impairment loss in 2011 of $948,000 related to an investment in a real estate limited partnership.  In 2011, noninterest revenue included net gains from sales of premises and equipment totaling $324,000, including a gain in the third quarter of $329,000 from sale of the banking facility at 130 Court Street, Williamsport, PA.  The Corporation has entered into a leasing arrangement to continue to utilize a portion of the facility and continues to provide retail, trust and commercial banking services at the location.  In 2010, noninterest revenue included net gains from sales of premises and equipment totaling $445,000.  Excluding gains from sales of premises and equipment and the impairment loss, noninterest revenue for 2011 totaled $14,562,000, or 8.7% higher than the corresponding 2010 amount.  In 2011, revenues increased significantly over 2010 from origination and sale of mortgage loans, interchange on debt card transactions, service charges on deposit accounts, brokerage services and other operating income.

•
Gains from available-for-sale securities totaled $2,216,000 in 2011, considerably higher than the total gains of $829,000 realized in 2010.  In the first quarter 2011, C&N realized gains of $1,510,000 from two pooled trust-preferred securities that had been written off in prior periods.

•
Total noninterest expense was $32,057,000 in 2011, up $567,000, or 1.8%, over 2010.  Total salaries and wages for 2011 were $690,000 (6.1%) higher than in 2010, including an increase in total employee stock-based compensation of $319,000.  Pensions and employee benefits expense was $567,000 (14.8%) higher in 2011 than in 2010, including higher estimated self-insured employee health insurance expense.  Furniture and equipment expense was $171,000 (8.1%) lower in 2011 as compared to 2010, as depreciation expense was lower due to some computer-related hardware and software becoming fully depreciated.  FDIC assessments were $618,000 (42.6%) lower in 2011 than in 2010, reflecting the benefit of changes in the FDIC’s method for determining assessments and improvements in C&N’s financial data that impact the amounts assessed.

•
The provision for income taxes totaled $8,714,000 or 27.2% of pre-tax income in 2011, up from $5,800,000 or 23.3% of pre-tax income in 2010.  The provision for income taxes was higher in 2011 than in 2010 primarily because of the increase in pre-tax income.  Also, the provision for income tax in 2010 included a benefit (reduction in expense) of $373,000 resulting from reduction in a valuation reserve.

•
In the third quarter 2010, C&N redeemed preferred stock that had previously been issued, and has had no preferred stock outstanding and no corresponding dividend costs in 2011.  In 2010, earnings available for common shareholders were impacted by dividends paid on preferred stock totaling $1,474,000.

Quarterly Results:

Fourth quarter 2011 net income was $6,141,000, or $0.51 per basic and diluted common share, as compared to $5,989,000 ($0.49 per share) in the third quarter 2011.  Net interest income was $185,000 (1.5%) higher in the fourth quarter as compared to the third quarter 2011, reflecting a lower average cost of funds and an increase of $97,000 in accretion from a previously written-down security.  C&N continued to benefit from favorable loan loss experience, recording a credit for loan losses of $87,000 in the fourth quarter, as compared to a credit for loan losses of $37,000 in the third quarter.  Noninterest revenue was $288,000 lower in the fourth quarter 2011 than in the third quarter, as third quarter results included the gain from sale of the Williamsport property referred to above.  Gains from sales of securities totaled $188,000 in the fourth quarter 2011, up $162,000 over the third quarter, and noninterest expense was $104,000 lower than the third quarter.

Fourth quarter 2011 net income was $1,257,000 higher than fourth quarter 2010 net income of $4,884,000 ($0.40 per share).  Net interest income in the fourth quarter 2011 was $1,204,000 higher than in the fourth quarter 2010, mainly due to a lower average cost of funds, and also reflecting the benefit of an increase of $243,000 in accretion from the previously written-down security.  The credit for loan losses of $87,000 in the fourth quarter 2011 compares with a provision for loan losses of $719,000 in the fourth quarter 2010.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,323,735,000 at December 31, 2011, up from $1,312,054,000 at September 30, 2011 and $1,316,588,000 at December 31, 2010.

•
Net loans outstanding (excluding mortgage loans held for sale) were $700,610,000 at December 31, 2011, up from $697,702,000 at September 30, 2011 and down 2.9% from $721,304,000 at December 31, 2010.  Total nonperforming assets as a percentage of assets was 0.73% at December 31, 2011, as compared to 0.80% at September 30, 2011 and 0.92% at December 31, 2010.

•	Deposits and repo sweep accounts totaled $1,023,156,000 at December 31, 2011, up from $1,014,964,000 at September 30, 2011 and up slightly from $1,022,761,000 at December 31, 2010.

•
Total shareholders’ equity was $167,385,000 at December 31, 2011, up from $161,210,000 at September 30, 2011 and $138,944,000 at December 31, 2010.  Tangible common equity as a percentage of tangible assets was 11.84% at December 31, 2011, up from 9.71% a year earlier.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $634,782,000 at December 31, 2011, up 4.3% from $608,843,000 at December 31, 2010.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.
Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.